UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 14, 2006

MIPS TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-24487	77-0322161
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation or Organization)

1225 Charleston Road
Mountain View, CA 94043
(Address of Principal Executive Offices, including zip code)

(650) 567-5000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 13, 2006, MIPS Technologies, Inc. (the “Company”) filed a Form 12b-25 with the Securities and Exchange Commission to report that it will not timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2006. The Form 12b-25 included the following narrative:

The Company announced on August 30, 2006 that following a company-initiated voluntary review of historical stock-based compensation practices and related potential accounting impact, its board of directors had formed a special committee, consisting of independent directors (the “special committee”), to review the Company’s historical option grant practices and the Company’s accounting for its option grants. The special committee retained independent outside legal counsel to assist it in its review. The Company has not filed its Annual Report on Form 10-K for the year ended June 30, 2006, pending the completion of the special committee’s investigation and, similarly, is unable to file its Quarterly Report on Form 10-Q for the period ended September 30, 2006. The Company plans to file the Annual Report and Quarterly Report on Form 10-Q for the period ended September 30, 2006 as soon as practicable after the investigation is completed.

On November 14, 2006 the Company received a NASDAQ Additional Staff Determination notice stating that the Company is not in compliance with the requirements for continued listing as set forth in Marketplace Rule 4310(c)(14) due to the delayed filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006. The Company plans to present its views with respect to this additional deficiency to the NASDAQ Listing Qualification Panel (the “Panel”) in writing no later than November 21, 2006.

Previously, on September 19, 2006, the Company received a NASDAQ Staff Determination Letter that the Company was not in compliance with the filing requirements for continued listing due to the delayed filing of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006. The Company was granted a hearing which was held on November 9, 2006, in which the Company’s management presented its plan to regain compliance with NASDAQ’s filing requirements. Pending a decision of the Panel, the Company’s shares will continue to be listed on the NASDAQ Global Market. There can be no assurance that the hearing panel will grant the Company’s request for an extension that would allow the continued listing of the Company’s common stock on the NASDAQ Global Market.

Item 9.01.   Financial Statements and Exhibits.

(d)       Exhibits

            99.01     Press Release dated November 15, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2006

MIPS TECHNOLOGIES, INC.
(Registrant)

By: /s/ MERVIN S. KATO
Mervin S. Kato
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.01	Press Release dated November 15, 2006.